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                     REVLON WORLDWIDE (PARENT) CORPORATION
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (dollars in millions)

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

                                                                              Year Ended December 31,
                                                    -----------------------------------------------------------------------
                                                      1996            1995            1994            1993            1992
                                                      ----            ----            ----            ----            ----
Earnings before income taxes                         $126.7         $(113.9)        $(140.1)       $(172.3)         $(209.3)
Plus: Fixed charges                                   269.7           269.0           250.6          208.8            128.0
                                                     ------         -------         -------        -------          -------
Earnings available to cover fixed charges            $396.4          $155.1          $110.5          $36.5           $(81.3)
                                                     ------         -------         -------        -------          -------
Fixed Charges:
  Interest expense                                   $240.1          $237.5          $221.2         $180.0           $102.1
  Amortization of debt issuance costs                  12.5            15.2            12.6           11.2              6.7
  Portion of rent representative of
    an interest factor                                 17.1            16.3            16.8           17.6             19.2
                                                     ------         -------         -------        -------          -------
Fixed charges                                        $269.7          $269.0          $250.6         $208.8            128.0

Ratio of earnings to fixed charges                      1.47 x
                                                      ======
Deficiency of earnings to fixed charges                              $113.9          $140.1        $172.3             209.3
                                                                     ======          ======        ======            ======
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